EXHIBIT 10.7(3)
Certain identified information has been omitted from this document pursuant to Item 601(b)(10) of Regulation S-K because it is not material, is the type that the registrant treats as private or confidential and has been marked with “[***]” to indicate where omissions have been made.
AMENDED AND RESTATED
TRADEWEB DATA SCHEDULE 1 - LEGACY DATA
TO THE TRADEWEB MASTER DATA LICENSE AGREEMENT
The undersigned Subscriber(s) are hereby subscribing to the Licensed Data for the Purpose and on the terms and conditions set forth in this Amended and Restated Tradeweb Data Schedule (this “Data Schedule”) and the use case annexes attached hereto (each, a “Data Use Case Annex”), which are subject to and made a part of the Tradeweb Master Data License Agreement specified below (as amended, the “Master Agreement”). Capitalized terms used but not otherwise defined in this Data Schedule have the meanings given to them in the Master Agreement.

Amendment and Restatement:
This Data Schedule (including the Data Use Case Annexes attached hereto) shall amend and restate in its entirety the “Tradeweb Data Schedule 1 – Legacy Data” dated as of November 1, 2023 (including all Data Use Case Annexes attached thereto, the “2023 Data Schedule 1”), and the terms thereof are hereby replaced and superseded by the terms herein effective as of November 1, 2025 (the “Amendment Date”).
The Parties hereby acknowledge that while this Data Schedule is effective as of the Amendment Date, it is being signed as of a later date (such later date being when this Data Schedule was fully executed by both Parties hereto, the “Signature Date”) and that the 2023 Data Schedule 1 entered into a “Transition Period” (as defined therein) for the period from November 1, 2025 through the Signature Date (the “Prior Transition Period”). As such, while this Data Schedule by its terms supersedes any terms, rights and obligations that were in effect during the Prior Transition Period, the Parties hereby acknowledge and agree that notwithstanding anything to the contrary herein, no party shall be in breach of this Data Schedule or have any liability hereunder for actions or omissions occurring during the Prior Transition Period if those actions or omissions were otherwise permitted under the 2023 Data Schedule 1. The Parties further agree that Subscriber shall have no liability for failure to make any payment due with respect to the Prior Transition Period pursuant to the 2023 Data Schedule 1 (it being understood that any such payments shall be made in accordance with this Data Schedule).

Subscriber:	As defined in Section 1.2 of the Master Agreement
Licensed Data:
The market data sets (including real-time and historical data) identified on Exhibit A hereto (as amended from time to time by written consent of the Parties), as further specified in a Data Use Case Annex. As used herein, the term “Legacy Data” refers to the Licensed Data hereunder that is set forth on Exhibit A as of the date hereof; provided that all non-material modifications and enhancements to an existing Legacy Data set shall be considered part of such existing Legacy Data set (without need for additional license); provided further, that for the avoidance of doubt, material modifications and enhancements include (without limitation) anything that (individually or in the aggregate) (x) materially enhances the scope, depth, quality or capabilities of such Legacy Data set or (y) otherwise alters such Legacy Data set to such a degree that it creates a new data set.
The Parties further acknowledge and agree that the joint steering committee established in accordance with Section 2.10 of the Master Agreement shall be responsible for discussing in the ordinary course any future data set or material modification or enhancement to an existing Legacy Data set that is developed by Tradeweb (collectively, a “New Development”), and determining reasonably and in good faith whether such New Development competes with and/or could be used by subscribers as a replacement, substitution or alternative for a Legacy Data set. Tradeweb shall provide updates to the committee periodically on potential New Developments and launches of such, and each Party shall provide documentation and support (written or oral) in reasonable detail to meaningfully inform such discussions and ultimate decision-making. In no event shall Tradeweb or any of its Subsidiaries (without permission from the joint steering committee)

license any such New Development to an unaffiliated third party for any purpose prior to such a final determination by the joint steering committee except for such purposes as are already permitted hereunder for Exclusive Use Licensed Data.
In the event of a final determination by the joint steering committee that a New Development competes with and/or could be used by subscribers as a replacement, substitution or alternative for a Legacy Data set, such New Development shall be included as Legacy Data at no additional cost (and shall be designated as Exclusive Use Licensed Data if the replaced Legacy Data set was also designated as such).
Additionally, in the event that a New Development is finally determined by the joint steering committee to not be included in Legacy Data pursuant to the above paragraph, the committee (or other representatives of the Parties on the committee’s behalf) shall discuss and determine whether (and, if applicable, on what terms and at what cost) to license such New Development to Subscriber, provided that nothing set forth herein shall require Tradeweb to license to Subscriber (or Subscriber to license from Tradeweb) such New Development (or to agree to any particular terms with respect thereto).

Master Agreement:
The Tradeweb Master Data License Agreement dated November 1, 2023 between Tradeweb Markets LLC (“Tradeweb”) and the undersigned Subscriber (each of Tradeweb and the Subscriber, a “Party” and together, the “Parties”), as amended from time to time.

License:
Subject to the terms and conditions set forth in the Master Agreement and this Data Schedule (including but not limited to Section 2.7 of the Master Agreement), Tradeweb grants Subscriber a non-exclusive (except as to Exclusive Use Licensed Data as expressly set forth below), non-transferable, terminable, sub-licensable, worldwide, limited license to use and redistribute the Licensed Data for each Purpose set forth in a Data Use Case Annex.
For the avoidance of doubt, the foregoing license does not permit Subscriber to sell or otherwise distribute any historical data, including any real time or delayed data stored by Subscriber or delivered by Tradeweb, unless expressly set forth in a Data Use Case Annex or otherwise agreed in writing by the Parties.

Purpose:
As set forth in a Data Use Case Annex.
Any additional purposes for which Subscriber wishes to use or redistribute the Licensed Data shall be subject to a new (or amended) Data Use Case Annex mutually agreed in writing and executed by Tradeweb and Subscriber.

License Period:
Initial License Period: November 1, 2025 – October 31, 2028
Automatic Extension Periods: The Initial License Period shall automatically renew for up to two additional successive two-year periods (each, an “Automatic Extension Period”) unless one Party provides written notice to the other Party that it does not wish to automatically extend, on or before the day that is one hundred and eighty (180) days prior to the expiration of the Initial License Period or the first Automatic Extension Period, as applicable (inclusive of the final day of such license period).
Transition Period: Following the Initial License Period or any Automatic Extension Period, if applicable, if the then-current licensing period is not automatically renewing and the Parties have not entered into a written renewal (in any form as may be so agreed), then upon the notice of either Party to the other Party, the terms and conditions of this Data Schedule shall continue in full force and effect for an additional twelve (12) months following the date of expiration of the then-current licensing period (the “Transition Period”) to allow for an orderly transition of the market data distribution arrangements contemplated under this Data Schedule.
For avoidance of doubt, each Automatic Extension Period and the Transition Period, if applicable, shall be considered part of the “License Period” for purposes of the Master Agreement and this Data Schedule.

Delivery:
In the same manner the Legacy Data is delivered immediately prior to the Amendment Date; provided, that Licensed Data listed in Exhibit A whose Data Type is designated therein as a “Composite Quote” will additionally be provided in the PCAP format at such time as the parties implement a cross-connect for the delivery of such data.

Fees:
Fixed Fees:
Initial License Period: In respect of the license grants contained in Data Use Case Annexes 1, 2 and 3 and delivery of the Gold Copies service and the TW/Workspace Integrations as set forth in this Data Schedule, Subscriber will pay to Tradeweb an annual license fee as follows (the “Annual License Fee”):
•$[***] in year 1 of the Initial License Term
•$[***] in year 2 of the Initial License Term
•$[***] in year 3 of the Initial License Term
The Annual License Fee shall be payable in quarterly installments in advance on the 1st of November, February, May and August during the Initial License Period (it being understood that the first payment in year 1 of the Initial License Term shall be payable on the Signature Date rather than on November 1, 2025).
Automatic Extension Periods and Transition Period: During each year of an Automatic Extension Period or the Transition Period (if applicable), Subscriber shall pay to Tradeweb an amount equal to the Annual License Fee in effect at the end of the prior year of the Term plus a percentage increase thereof equal to (i) in the case of a year of the Automatic Extension Period, [***]%, or (ii) in the case of the Transition Period, the cumulative percentage increase in US CPI over the most recent twelve (12) month period immediately preceding the Transition Period. The term “US CPI” means the Consumer Price Index for All Urban Consumers for the US City Average for all Items, 1982-1984 Equal 100 Base, as reported by the US Department of Labor’s Bureau of Labor Statistics. Such fee shall be payable in quarterly installments in advance on the 1st of November, February, May and August during such licensing periods.
The Parties acknowledge and agree that no discount is being given with respect to the license of any Licensed Data labeled as “Regulated” on Exhibit A as of the date hereof, and the standard license fee for such “Regulated” Licensed Data (for the relevant Purpose) is included in the Annual License Fee set forth above. The Parties further acknowledge and agree that, except as may be hereafter specifically agreed in writing by the Parties, the Annual License Fee does not include (i) any license to any data that is not Legacy Data, or (ii) any license to Licensed Data for any use or distribution that is not a Purpose as of the date hereof, each of which may be subject to additional fees.
Any other fixed fees agreed to in writing after the date hereof in a new or amended Data Use Case Annex shall constitute an increase to the Annual License Fee as set forth above for the then-current year (prorated for any partial periods) and for any subsequent years of the Term.
Revenue Share Fees
Any revenue share fees set forth in a Data Use Case Annex (including those set forth in Annex 4 hereto as of the date hereof) shall be payable quarterly in arrears within thirty (30) days following receipt of an invoice therefor in accordance with Section 7 of the Master Agreement.

Usage Reporting:	No later than thirty (30) days after last day of each calendar month of the License Period, including the information required by the relevant Data Use Case Annex. Such Usage Reporting shall be delivered to Tradeweb in csv or excel file format by email at the following address: [***]. Additional Usage Reporting requirements may also be specified in a Data Use Case Annex, to the extent applicable.

Exclusive Use Licensed Data:
With respect to the Licensed Data marked as “Exclusive Use” on Exhibit A hereto (the “Exclusive Use Licensed Data”), Tradeweb shall not, and shall cause its Subsidiaries not to, without Subscriber’s prior written consent, license any such Exclusive Use Licensed Data to an unaffiliated third party for any purpose; provided however, that the foregoing shall not prevent Tradeweb from:
(a)using Exclusive Use Licensed Data: (i) to create, use, license or distribute derived data of any kind (in which Subscriber and its Affiliates will have no rights of any kind, including intellectual property rights), provided that the Exclusive Use Licensed Data cannot be reverse engineered or otherwise identified from analysis or further processing of the derived data, or (ii) in insubstantial amounts, in raw or manipulated form, (x) within reports for Tradeweb clients or (y) on a non-continuous, point-in-time basis as part of a bona fide Tradeweb service (and not on a standalone basis); provided that in each case of (i) and (ii), Tradeweb’s use and distribution of Exclusive Use Licensed Data cannot be used as a replacement or substitute for the Exclusive Use Licensed Data; or
(b)licensing and distributing Exclusive Use Licensed Data on the Tradeweb viewer or by other means (and for such purposes) to Persons participating on Tradeweb’s platforms (and their respective service providers) to support such Persons’ trade execution and those activities directly related to trade execution (which must include trading activities on Tradeweb’s platforms); or
(c)licensing and distributing Exclusive Use Licensed Data for the purpose of branding, marketing, promotion and demonstration of Tradeweb’s services, including to print, broadcasting and multimedia news outlets as well as on social media; or
(d)providing Exclusive Use Licensed Data to third parties on a time limited trial basis for evaluation purposes only, it being understood that following any such trial evaluation where the evaluating party wishes to subscribe (on a non-trial basis) to Exclusive Use License Data in a manner or for a purpose that Tradeweb is prohibited from providing pursuant to the foregoing restrictions, Tradeweb will refer such third parties to Subscriber; or
(e)continuing to service (including entering into renewals for substantially the same use case, and, for the avoidance of doubt, not expanding such existing use case) all customer and vendor subscriptions that were entered into prior to the Amendment Date not in violation of the terms of the Master Agreement and the 2023 Data Schedule 1.
Except as specifically set forth in (a) - (e) above, Tradeweb shall not use the Exclusive Use Licensed Data for any other purpose without the prior written consent of Subscriber, which consent shall not be unreasonably withheld or delayed (it being understood and agreed that satisfaction of the ultimate client licensees shall be the primary factor in any such consent determination by Subscriber, and accordingly in any analysis of the reasonability of Subscriber withholding or delaying such consent).
Exclusivity Reporting/Notices:
•Within sixty (60) days of the Signature Date and thereafter upon request by Subscriber (not more frequently than once every six (6) calendar months during the License Period), Tradeweb shall provide a list of use cases for the permitted purpose set forth in clause (a) above.
•Upon request by Subscriber (not more frequently than once every six (6) calendar months during the License Period) Tradeweb shall provide a report setting forth all then-active licenses under clause (b) above that permit Persons participating on Tradeweb’s platforms to use the Exclusive Use Licensed Data to support such Persons’ trade execution on platforms other than those provided by Tradeweb.
•Tradeweb will inform Subscriber if any trials provided under clause (d) above exceed ninety (90) days.
•If Subscriber has a reasonable belief that Persons to whom Tradeweb has licensed the Exclusive Use Licensed Data are using the Exclusive Use Licensed Data for a purpose not permitted under (a) – (e) above (or as permitted by the prior written consent of Subscriber as set forth above), Subscriber shall inform Tradeweb of such suspected misuse and if, following discussions between the Parties, which should include details of the Persons’ license from Tradeweb to the Exclusive Use Licensed Data, the matter is not resolved to Subscriber’s satisfaction, Subscriber may request that Tradeweb use reasonable efforts to audit such Persons. For the avoidance of doubt, any audit conducted by Tradeweb in response to a request by Subscriber shall be conducted: (i) in the manner deemed appropriate by Tradeweb and (ii) in accordance with the terms of any agreement in place between Tradeweb and such Person. Any determination regarding a Person’s misuse of the Exclusive Use Licensed Data as a result of such audit shall be made by Tradeweb in its sole and reasonable discretion.
All of the foregoing reporting/notice requirements are subject to Tradeweb’s ability to provide client name and/or contractual information (as applicable) to Subscriber under existing client agreements. Any information provided to Subscriber pursuant to the foregoing shall be treated as Tradeweb’s Confidential Information and shall not be used by Subscriber or any of its Affiliates for any purpose whatsoever other than evaluating Tradeweb’s compliance with the exclusivity exceptions set forth herein. Notwithstanding anything to the contrary herein, Tradeweb shall endeavor to include language in its client agreements entered into after the Amendment Date that allows Tradeweb to disclose the client name and contractual information to Subscriber for these limited purposes.

Gold Copy Service:
On January 30, 2026, Tradeweb will deliver an indexed copy of all data delivered to the Subscriber from November 1, 2024 through December 31, 2025 pursuant to this Data Schedule, and on the first business day of each April, July, October and January during the Term (starting on April 1, 2026), Tradeweb will deliver indexed copies of all data delivered to the Subscriber during the License Term that has not previously been provided in such form (collectively, the “Gold Copies”). Notwithstanding anything to the contrary set forth herein, Subscriber may use such Gold Copies solely for its internal record keeping purposes.

Delivery of Permitted Participant Streams:
To the extent Subscriber has an arrangement in place with a participant on Tradeweb’s institutional trading system (a “Participant”) that will permit Subscriber to distribute and/or use such Participant’s pricing streams, then upon written request by Subscriber and subsequent confirmation of such Participant’s consent thereto (which shall be deemed given in Tradeweb’s reasonable discretion), Tradeweb will provide Subscriber with access to such pricing streams as that Participant has expressly consented to provide (and only to the extent that such pricing streams are provided by such Participant to Tradeweb on its institutional trading system) (the “Permitted Participant Streams”) for use by Subscriber solely as permitted by such Participant under its arrangement with Subscriber.
For the avoidance of doubt, Tradeweb is not providing Subscriber with any license hereunder to any Permitted Participant Streams and is not hereby granting any rights to use such data. Nothing herein obligates Tradeweb to in any way market this arrangement with Subscriber to any Participant (or to one or more Tradeweb trading participants generally) or otherwise ask or attempt to convince any Tradeweb trading participant to agree to undertake such an arrangement (or to agree to any particular terms of such an arrangement).

TW/Workspace Integrations:
Data Integration. Within sixty (60) days following the Signature Date, the Parties will commence a project to build in Workspace substantively the same data integration that was previously available in Eikon at the time that service was retired, which includes, but is not necessarily limited to, All Quotes functionality (ALLQ) whereby a Workspace user will be able to use its Tradeweb Institutional Viewer access/credentials to access a Participant’s pricing streams on Workspace to the same extent that such user is permissioned by such Participant to access its pricing streams via the Tradeweb Institutional Viewer.
Side-by-Side Integration. Within sixty (60) days following the Signature Date, the Parties will commence a project to build in Workspace substantively the same side-by-side integration that was available in Eikon at the time that service was retired, which will allow users who have access to both the Tradeweb Institutional Viewer and Workspace to:
(a)right-click on an instrument in the Tradeweb Institutional Viewer to launch a Workspace app for the clicked-on instrument, and
(b)click on an instrument in Workspace to launch a Tradeweb Institutional Viewer ticket and execute a trade.
Further Integration. Promptly following the Signing Date, the Parties will meet to discuss (and, if applicable, develop project roadmaps for) any mutually beneficial further integration of other similar trade execution functionalities in Workspace with the intention of Tradeweb Institutional Viewer or equivalent functionality to have full interoperability with Workspace, provided that such further integrations are not intended to make any Tradeweb Institutional Viewer functionality “native” to Workspace nor to require exclusive use of Workspace in execution workflow. The Parties agree to work in good faith and to use best efforts to ensure that all relevant roadmaps are confirmed as soon as reasonably practicable.
The Parties shall use commercially reasonable efforts and act in good faith to deliver the Data Integration, Side-by-Side Integration, and Further Integration projects listed above in a timely manner following commencement thereof in accordance with a mutually agreed roadmap for delivery of milestones within agreed-upon timelines.
The Parties acknowledge that the technological form of the above Workspace integrations may differ from the prior Eikon integrations. For the avoidance of doubt, nothing herein shall obligate either Party to undertake any integration or other development work other than the specific integrations expressly set forth above.

[signature page follows]

The Parties have caused this Data Schedule to be executed by their respective duly authorized representatives with effect as of the Amendment Date.

REFINITIV US LLC	TRADEWEB MARKETS LLC

By: /s/ Kerry Baker Relf	By: /s/ Douglas Friedman
Name: Kerry Baker Relf	Name: Doug Friedman
Title: Group Director	Title: Chief Legal Officer
Date: December 31, 2025	Date: December 31, 2025

Exhibit A
[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

DATA USE CASE ANNEX 1 – Individual End User Services

Purpose:
Distribute real time and historical Covered Data to Distribution Customers via one or more Covered Services (where the Distribution Customer’s individual end users are the recipients and users of such Licensed Data and exercise reasonable control over their receipt and use thereof through user accounts and/or credentials), solely for the Individual Use of such end users.
As used above, “Individual Use” means, with respect to an individual end user of a Distribution Customer:
(a)view, use and copy (download and/or print) Covered Data for such end user’s individual internal use;
(b)modify the Covered Data, and create Derived Data thereof, solely for such end user’s individual internal use;
(c)distribute and redistribute insubstantial portions of Covered Data and/or Derived Data thereof in a non-systematic manner; and
(d)distribute Covered Data to other end users of the same Distribution Customer who have a subscription from Subscriber to view the same Covered Data.

Covered Data:	Specific Licensed Data as indicated in Exhibit A
Covered Services:
All products or services offered to Distribution Customers directly by the Data and Analytics division of the “LSEG business” operated by Subscriber and its Affiliates (“D&A”), except as specified below:
1.The Parties acknowledge and agree that (a) the Covered Services do not include any product or service that is offered by or in connection with a division of the “LSEG business” other than D&A, including (without limitation) FTSE Russell, Risk Intelligence, Capital Markets (except as it relates to Tradeweb as otherwise expressly licensed under a data schedule) and Post-Trade, and (b) use of the Covered Data through the IFR News Platform shall be limited to periodic news/reporting containing insubstantial portions of the Covered Data.
2.In the event of an acquisition, sale or other reorganization or corporate event (in whatever form) whereby the scope of D&A’s business changes in any material way, (i) the Parties will promptly assess in good faith and mutually agree in writing which products and services shall be deemed Covered Services on a go-forward basis (with an aim toward matching the intention of this Data Use Case Annex as of the Amendment Date), and (ii) following such event until such written agreement is made, Covered Services shall be deemed include only those products and services that were Covered Services through which Licensed Data was offered immediately prior to such event. For the avoidance of doubt, the renaming of D&A shall not by itself trigger the foregoing.

Fees:	Included in the Annual License Fee
Usage Reporting Requirements:	Annual report, which shall include, as reasonably available to Subscriber, aggregated and anonymized information on the use of Tradeweb RICs by Distribution Customers.

DATA USE CASE ANNEX 2 – Customer Enterprise Services

Purpose:
Distribute Covered Data to Distribution Customers via one or more Covered Services (solely where the Distribution Customer’s enterprise applications are the recipients and users of such Covered Data), solely for the internal use of such Distribution Customers, provided that such Distribution Customers will be permitted to use the data internally, to manipulate the data and create Derived Data (for internal use only), and to distribute and redistribute insubstantial portions of Covered Data in a non-systematic manner.

Covered Data:	Specific Licensed Data as indicated in Exhibit A
Covered Services:
All products or services offered to Distribution Customers directly by the Data and Analytics division of the “LSEG business” operated by Subscriber and its Affiliates (“D&A”), except as specified below:

1.The Parties acknowledge and agree that (a) the Covered Services do not include any product or service that is offered by or in connection with a division of the “LSEG business” other than D&A, including (without limitation) FTSE Russell, Risk Intelligence, Capital Markets (except as it relates to Tradeweb as otherwise expressly licensed under a data schedule) and Post-Trade, and (b) use of the Covered Data through the IFR News Platform shall be limited to periodic news/reporting containing insubstantial portions of the Covered Data.
2.In the event of an acquisition, sale or other reorganization or corporate event (in whatever form) whereby the scope of D&A’s business changes in any material way, (i) the Parties will promptly assess in good faith and mutually agree in writing which products and services shall be deemed Covered Services on a go-forward basis (with an aim toward matching the intention of this Data Use Case Annex as of the Amendment Date), and (ii) following such event until such written agreement is made, Covered Services shall be deemed include only those products and services that were Covered Services through which Licensed Data was offered immediately prior to such event. For the avoidance of doubt, the renaming of D&A shall not by itself trigger the foregoing.

Fees:	Included in the Annual License Fee
Usage Reporting Requirements:	Monthly report, which shall include the name of the Distribution Customer, and the specific data licensed.

DATA USE CASE ANNEX 3 – Derived Data

Purpose:
Creation of Derived Data using the Covered Data as an input, for use in a Covered Product; provided that this Purpose shall not permit, without the prior written consent of Tradeweb, any use or processing of Covered Data by AI Technology (including as a prompt/input to, or to develop, train, validate, update, improve or modify, any AI Technology), whether for use in a Covered Product or otherwise. Notwithstanding the foregoing, Subscriber may offer tools to Distribution Customers that include search, interoperability, discoverability/onboarding and other substantially similar administrative functionality that is powered by AI Technology and processes Covered Data solely for those purposes.
As used above, “AI Technology” means any and all machine learning, deep learning, and other artificial intelligence technologies, including statistical learning algorithms, models (including large language models), neural networks, and other AI tools or methodologies, all software implementations of any of the foregoing, and related hardware or equipment.
Notwithstanding anything to the contrary in this Data Schedule (including in this Data Use Case Annex 3), for any Licensed Data hereunder for which the “Security Type” listed on Exhibit A hereto is “Benchmark” (“Benchmark Data”), Subscriber is not permitted to use such Benchmark Data as an input into its Derived Data:
(a)where the Benchmark Data is Subscriber’s sole source of pricing for that same security; or
(b)to create a benchmark price for that same security.

Covered Data:	Specific Licensed Data as indicated in Exhibit A
Covered Products:
As of the Amendment Date, the following are the only Covered Products:
1.Yield Book
2.LSEG Pricing Service (LPS)
3.Refinitiv interest rate, zero coupon, and other similar yield curves
4.Two specific legacy on-demand reports for distribution solely to UBS
Additional Covered Products may be added upon notice by Subscriber to Tradeweb with reasonable details about the manner and scope of use of Covered Data. Tradeweb shall have no right to object to any such addition and there shall be no additional Fees incurred for any such addition.

Fees:	Included in the Annual License Fee
Usage Reporting Requirements:	On the date hereof and thereafter upon request by Tradeweb (not more than once every six calendar months during the License Term), Subscriber shall provide a list of the asset classes for which LPS use Covered Data as an input and each curve type that uses Covered Data as an input. The Parties shall discuss in good faith and mutually agree on appropriate Usage Reporting requirements for any Covered Products added after the date hereof.

DATA USE CASE ANNEX 4 – Redistribution Using a Third Party

Purpose:	Distribute Covered Data to an Approved Third Party Redistributor for the purpose of such Approved Third Party Redistributor further redistributing the Covered Data to its customers for use and/or distribution, as may be determined by the Parties per the below.
Covered Data:	Specific Licensed Data as indicated in Exhibit A
Approved Third Party Redistributors:
All Approved Third Party Redistributors (for such use cases) as set forth in the spreadsheet jointly maintained by the Parties for such purpose as of the Amendment Date
Additional Approved Third Party Redistributors may be added (subject always to Section 2.8 of the Master Agreement):
•by written agreement of the Parties (which agreement shall include the uses for which such Approved Third Party Redistributors may license Covered Data to their customers), where Tradeweb shall not unreasonably withhold or delay its consent to such written agreement; or
•by Subscriber upon written notice to Tradeweb if the use case for which such proposed third party redistributor will be licensing Covered Data to its customers is reasonably similar to an existing use case of a similarly situated Approved Third Party Redistributor.

Revenue Share:	During each quarter of the License Period, Subscriber shall pay Tradeweb an amount equal to [***] percent ([***]%) of the gross revenue Subscriber and its Affiliates generate (which includes amounts invoiced with respect to such quarter regardless of whether they were paid in such quarter) from the distribution by Approved Redistribution Customers of the Covered Data under this Annex.
Usage Reporting Requirements:	Quarterly report, which shall include the name of the Approved Third Party Redistributor, specific data licensed, license term and monthly license fee. Tradeweb and Subscriber acknowledge it is the intent of the Parties to report Monthly in due time, and the Parties shall use commercially reasonable efforts to make such change as soon as reasonably practicable.

AMENDED AND RESTATED
TRADEWEB DATA SCHEDULE 2 – U.S. TREASURIES ACTIVES DATA
TO THE TRADEWEB MASTER DATA LICENSE AGREEMENT

The undersigned Subscriber is hereby subscribing to the Licensed Data for the Purpose and on the terms and conditions set forth in this Amended and Restated Tradeweb Data Schedule (this “Data Schedule”), which is subject to and made a part of the Tradeweb Master Data License Agreement specified below (as amended, the “Master Agreement”). Capitalized terms used but not otherwise defined in this Data Schedule have the meanings given to them in the Master Agreement.

Amendment and Restatement:
This Data Schedule shall amend and restate in its entirety the “Tradeweb Data Schedule 2 – U.S. Treasuries Actives Data” dated as of November 1, 2023 (“2023 Data Schedule 2”), and the terms thereof are hereby replaced and superseded by the terms herein effective as of November 1, 2025 (the “Amendment Date”).
The Parties hereby acknowledge that while this Data Schedule is effective as of the Amendment Date, it is being signed as of a later date (such later date being when this Data Schedule was fully executed by both Parties hereto, the “Signature Date”) and that the 2023 Data Schedule 2 entered into a “Transition Period” (as defined therein) for the period from November 1, 2025 through the Signature Date (the “Prior Transition Period”). As such, while this Data Schedule by its terms supersedes any terms, rights and obligations that were in effect during the Prior Transition Period, the Parties hereby acknowledge and agree that notwithstanding anything to the contrary herein, no party shall be in breach of this Data Schedule or have any liability hereunder for actions or omissions occurring during the Prior Transition Period if those actions or omissions were otherwise permitted under the 2023 Data Schedule 2. The Parties further agree that Subscriber shall have no liability for failure to make any payment due with respect to the Prior Transition Period pursuant to the 2023 Data Schedule 2 (it being understood that any such payments shall be made in accordance with this Data Schedule).

Subscriber(s):	As defined in Section 1.2 of the Master Agreement.
Licensed Data:	The U.S. Treasuries Actives Data identified on Exhibit A hereto (as amended from time to time by written consent of the Parties).
Master Agreement:
Tradeweb Master Data License Agreement dated November 1, 2023 between Tradeweb Markets LLC (“Tradeweb”) and the undersigned Subscriber (each of Tradeweb and Subscriber, a “Party” and together, the “Parties”), as amended from time to time.

License:
Subject to the terms and conditions set forth in the Master Agreement and this Data Schedule (including but not limited to Section 2.7 of the Master Agreement), without limiting the license granted to Subscriber in respect of the Licensed Data pursuant to the Tradeweb Data Schedule 1 – Legacy Data (the “UST License”), Tradeweb grants Subscriber a limited license to sublicense Subscriber’s rights under the UST License to the 19901 Service Provider solely for each Purpose set forth herein (the “Additional UST License”).
“19901 Service Provider” shall mean, as of the date hereof, Tullet Prebon Information Limited plc (“19901 SP”), its Affiliates and any entity that is a successor (including without limitation, by change of name, dissolution, merger, consolidation, reorganization, sale or other disposition) to any such business entity or its business and assets (collectively, the “TP ICAP Group”).
In the event Subscriber wishes to replace the TP ICAP Group as its RCM 19901 service provider following the execution of this Data Schedule, Subscriber shall notify Tradeweb and the Parties will discuss in good faith any applicable changes to this Data Schedule arising out of such replacement.

Purpose:
Distribute the Licensed Data to the 19901 Service Provider solely:
1.To the extent necessary for the 19901 Service Provider to provide RCM 19901 to 19901 Customers pursuant to a 19901 Customer Agreement (including, without limitation, for purposes of branding, marketing, promotion and demonstration of RCM 19901),
2.To the extent necessary for the 19901 Service Provider to perform calculations on the Licensed Data and return the results thereof to Subscriber for delivery to 19901 Customers via a Refinitiv Delivery Mechanism, and
3.For internal use by the 19901 Service Provider.
As used herein:

“RCM 19901” shall mean that certain Reuters Capital Markets 19901 service (including any replacement or successor services thereto).

“19901 Customer” shall mean any RDM Subscriber that has executed a 19901 Customer Agreement with the 19901 Service Provider. For the avoidance of doubt, 19901 Customers shall not be considered Distribution Customers by virtue of their subscription to RCM 19901, provided, that such Person may separately qualify as a Distribution Customer with respect to other services offered by Subscriber.

“19901 Customer Agreement” shall mean the 19901 Service Provider’s agreement with a 19901 Customer from time to time setting out the terms and conditions for a 19901 Customer’s access to and use of RCM 19901, including the Licensed Data via a Refinitiv Delivery Mechanism.

“Refinitiv Delivery Mechanism” shall mean the services and facilities provided from time to time by Subscriber or any of its Affiliates in order to make available RCM 19901 to Subscribers.

“RDM Subscriber” means any third Person that subscribes from time to time to a Refinitiv Delivery Mechanism.

License Period:
Initial License Period: November 1, 2025 – October 31, 2028
Automatic Extension Periods: The Initial License Period shall automatically renew for up to two additional successive two-year periods (each, an “Automatic Extension Period”) unless one Party provides written notice to the other Party that it does not wish to automatically extend, on or before the day that is one hundred and eighty (180) days prior to the expiration of the Initial License Period or the first Automatic Extension Period, as applicable (inclusive of the final day of such license period).
Transition Period: Following the Initial License Period or any Automatic Extension Period, if applicable, if the then-current licensing period is not automatically renewing and the Parties have not entered into a written renewal (in any form as may be so agreed), then upon the notice of either Party to the other Party, the terms and conditions of this Data Schedule shall continue in full force and effect for an additional twelve (12) months following the date of expiration of the then-current licensing period (the “Transition Period”) to allow for an orderly transition of the market data distribution arrangements contemplated under this Data Schedule.
For avoidance of doubt, each Automatic Extension Period and the Transition Period, if applicable, shall be considered part of the “License Period” for purposes of the Master Agreement and this Data Schedule.

Delivery:	In the same manner the Licensed Data is delivered immediately prior to the Amendment Date or as mutually agreed among the Parties.

Fees:
During each 12 month period of the Initial License Period, any Automatic Extension Periods and the Transition Period (as applicable), Subscriber shall pay to Tradeweb an amount equal to the greater of (i) [***] ([***]%) of the Qualifying Revenue for such 12 month period, or (ii) [***] ($[***]) (the “UST Subscription Fee Share”).
The UST Subscription Fee Share shall be payable quarterly in arrears within thirty (30) days following receipt of an invoice therefor in accordance with Section 7 of the Master Agreement. Subscriber shall pay any amount necessary to satisfy the minimum amount of the UST Subscription Fee Share with respect to any 12 month period as part of the final quarterly payment for such 12 month period.
Where Subscriber and its Affiliates are responsible for determining the price at which RCM 19901 is distributed to third Persons, Subscriber agrees that neither it nor its Affiliates shall license RCM 19901 as a 19901 Loss Leader. Where the 19901 Service Provider is responsible for determining the price at which RCM 19901 is distributed to third parties, Subscriber warrants that either it or its Affiliates shall contractually require during the term of the UST Distribution Agreement, that the 19901 Service Provider shall not license RCM 19901 as a 19901 Loss Leader, and Subscriber agrees to use commercially reasonable efforts to include substantially similar contractual requirements in any future arrangement (with the 19901 Service Provider or another third Person) with respect to distribution of RCM 19901.
As used herein:
“Qualifying Revenue” shall mean, with respect to any relevant period of time, the aggregate value of all RCM 19901 Subscription Fees for such period of time, excluding any value added, sales and/or other taxes and/or tariff duties directly levied on 19901 Customers in respect of the supply of RCM 19901 to them and any withholding or equivalent taxes that the 19901 Service Provider is required to deduct under applicable tax laws; provided, that if at any time the 19901 Service Provider ceases to provide RCM 19901 to 19901 Customers, “Qualifying Revenue” shall mean the revenues directly generated by Subscriber and its Affiliates from the distribution by them or a third party of RCM 19901.
“RCM 19901 Subscription Fees” shall mean, with respect to any relevant period of time, all fees charged by the 19901 Service Provider to a 19901 Customer during such period of time for receipt and use of RCM 19901.
“19901 Loss Leader” shall mean to offer for sale at a disproportionate discount level compared to other services (either Subscriber services or 19901 Service Provider services, as applicable) for the specific purpose of selling these other services to the same client or client Affiliate, or maintaining client’s or client Affiliates’ subscription to such other services. This does not cover the offer of discounts for RCM 19901 required in order to meet competition with respect to RCM 19901.

Usage Reporting:
No later than thirty (30) days after last day of each quarter of the License Period including, a list of 19901 Customers receiving RCM 19901 and the amount of RCM 19901 Subscription Fees attributable to each such 19901 Customer for the relevant quarter. Such Usage Reporting shall be delivered to Tradeweb in csv or excel file format by email at the following address: [***]. Subscriber represents that no contractual restriction exists in the UST Distribution Agreement that would prohibit Subscriber from providing the information set forth herein.

Indemnification:
Subject to the paragraph below and the procedures set forth in Section 11.3 of the Master Agreement, Tradeweb shall, on behalf of Subscriber and its Affiliates, indemnify and hold harmless 19901 SP and its Affiliates, directors, employees, officers, managers and agents from and against any and all claims, loss, damage or expense, including reasonable attorneys’ fees and disbursements, costs of investigation, interest, fines, penalties, judgments and amounts paid in settlement (“19901 Service Provider Losses”) that 19901 SP may owe to a third party arising out of any infringement or alleged infringement by the

Licensed Data hereunder of any third party’s intellectual property, unless such infringement or alleged infringement is caused by (i) any modifications to such Licensed Data by 19901 SP or a 19901 Customer, (ii) any combination of such Licensed Data with other data by 19901 SP or a 19901 Customer, or (iii) the use of such Licensed Data other than in accordance with the UST Distribution Agreement. In relation to the foregoing, and for purpose of Section 11 of the Master Agreement, the “Indemnitee” shall be deemed to be 19901 SP and the “Indemnitor” shall be deemed to be Tradeweb and “Losses” shall be deemed to be “19901 Service Provider Losses”.
With respect to the foregoing, Subscriber warrants that the UST Distribution Agreement shall, during the term thereof, contain indemnification obligations on the part of Subscriber, or its Affiliate, identical to those set forth above, and procedures substantially similar to those set forth in Section 11.3 of the Master Agreement. Tradeweb shall, at Subscriber’s or its applicable Affiliate’s direction, directly indemnify 19901 SP in accordance with the above and Section 11.3 of the Master Agreement. The Parties acknowledge that the above paragraph and Section 11.3 of the Master Agreement are not intended to mean that Tradeweb must, and Tradeweb is not obligated to, indemnify 19901 SP pursuant to this paragraph for any amount or to any other extent exceeding the amount or extent that Subscriber or its Affiliates are required to indemnify 19901 SP pursuant to the UST Distribution Agreement; provided, however, that Tradeweb shall indemnify and hold harmless Subscriber and its Affiliates in accordance with the procedures set forth in Section 11.3 of the Master Agreement from and against any and all claims, loss, damage or expense, including reasonable attorneys’ fees and disbursements, costs of investigation, interest, fines, penalties, judgments and amounts paid in settlement incurred by Subscriber or its Affiliates arising out of or related to Tradeweb’s failure to comply with the indemnification obligations set forth in the above paragraph and Section 11.3 of the Master Agreement.

Subscriber Warranty:
In relation to the Additional UST License, Subscriber warrants that either it or its Affiliates shall contractually require during the term of the UST Distribution Agreement, in each case, (i) that the 19901 Service Provider comply with all restrictions on the use and distribution of the Licensed Data contained in the Master Agreement and this Data Schedule, including, without limitation, Section 2.8 of the Master Agreement as modified by this Data Schedule with respect to the Licensed Data hereunder, (ii) promptly notify Tradeweb if it, or its Affiliates, become aware of any material breach or threatened material breach of such restrictions, and (iii) procure for the benefit of Tradeweb the rights under the Contracts (Rights of Third Parties) Act of 1999 to enforce the rights and restrictions set forth in the UST Distribution Agreement (excluding any relevant audit clause set forth in such agreement; provided, that Subscriber represents that, as of the Amendment Date, the UST Distribution Agreement does not include any provision that would prohibit Subscriber or its Affiliates notifying Tradeweb to the extent it or such Affiliate becomes aware of any material breach or threatened material breach related to the 19901 Service Provider’s use and distribution of the Licensed Data as a result of any audit). To the extent Tradeweb exercises such rights under the Contracts (Rights of Third Parties) Act of 1999, Subscriber or its Affiliates shall, at Tradeweb’s expense, provide such assistance to Tradeweb as it reasonably requires to enforce such rights and restrictions against the 19901 Service Provider. Neither Subscriber nor its Affiliates shall be responsible for any breach by the 19901 Service Provider of the Additional UST License (as sub-licensee of Subscriber or its Affiliates), including, without limitation, any failure to comply with the restrictions on use and distribution of the Licensed Data contained in the Master Agreement or this Data Schedule.
“UST Distribution Agreement” shall mean that certain agreement by and between Subscriber or its Affiliates and a member of the 19901 Service Provider with respect to the provision of the Licensed Data to the 19901 Service Provider by Subscriber or its Affiliates in relation to the provision of RCM 19901.

UST Restricted List:	Notwithstanding any other provision of the Master Agreement, solely with respect to the Licensed Data hereunder, Subscriber shall not, and shall cause the 19901 Service Provider not to, without the prior written consent of Tradeweb, distribute the Licensed Data to any trading venue that (a) competes with Dealerweb LLC’s (“Tradeweb Wholesale”) lit order book; and (b) is owned or operated by any Person listed on Exhibit B hereto (the “UST Restricted List”) or any Persons reasonably known to be Affiliates of such Person (collectively, the “UST Restricted Parties”). References to Restricted Lists and Restricted Parties in the Master Agreement shall be deemed to include UST Restricted Lists and UST Restricted Parties, respectively.

[signature page follows]

The Parties have caused this Data Schedule to be executed by their respective duly authorized representatives with effect as of the date of Tradeweb’s signature below.

REFINITIV US LLC	TRADEWEB MARKETS LLC

By: /s/ Kerry Baker Relf	By: /s/ Douglas Friedman
Name: Kerry Baker Relf	Name: Doug Friedman
Title: Group Director	Title: Chief Legal Officer
Date: December 31, 2025	Date: December 31, 2025

Exhibit A

US Treasuries Actives Data
[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Exhibit B
UST Restricted List
[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

AMENDED AND RESTATED
TRADEWEB DATA SCHEDULE 4 – REVENUE SHARE DATA
TO THE TRADEWEB MASTER DATA LICENSE AGREEMENT

The undersigned Subscriber is hereby subscribing to the Licensed Data for the Purpose and on the terms and conditions set forth in this Amended and Restated Tradeweb Data Schedule (this “Data Schedule”), which is subject to and made a part of the Tradeweb Master Data License Agreement specified below (as amended, the “Master Agreement”). Capitalized terms used but not otherwise defined in this Data Schedule have the meanings given to them in the Master Agreement.

Amendment and Restatement:
This Data Schedule shall amend and restate in its entirety the “Tradeweb Data Schedule 4 – Revenue Share Data” dated as of November 1, 2023 (“2023 Data Schedule 4”), and the terms thereof are hereby replaced and superseded by the terms herein effective as of November 1, 2025 (the “Amendment Date”).
The Parties hereby acknowledge that while this Data Schedule is effective as of the Amendment Date, it is being signed as of a later date (such later date being when this Data Schedule was fully executed by both Parties hereto, the “Signature Date”) and that the 2023 Data Schedule 4 entered into a “Transition Period” (as defined therein) for the period from November 1, 2025 through the Signature Date (the “Prior Transition Period”). As such, while this Data Schedule by its terms supersedes any terms, rights and obligations that were in effect during the Prior Transition Period, the Parties hereby acknowledge and agree that notwithstanding anything to the contrary herein, no party shall be in breach of this Data Schedule or have any liability hereunder for actions or omissions occurring during the Prior Transition Period if those actions or omissions were otherwise permitted under the 2023 Data Schedule 4. The Parties further agree that Subscriber shall have no liability for failure to make any payment due with respect to the Prior Transition Period pursuant to the 2023 Data Schedule 4 (it being understood that any such payments shall be made in accordance with this Data Schedule).

Subscriber(s):	As defined in Section 1.2 of the Master Agreement.
Licensed Data:	The market data sets identified on Exhibit A hereto (as amended from time to time by written consent of the Parties)
Master Agreement:
The Tradeweb Master Data License Agreement dated November 1, 2023 between Tradeweb Markets LLC (“Tradeweb”) and the undersigned Subscriber (each of Tradeweb and Subscriber, a “Party” and together, the “Parties”), as amended from time to time.

License:
Subject to the terms and conditions set forth in the Master Agreement and this Data Schedule (including but not limited to Section 2.7 of the Master Agreement), Tradeweb grants Subscriber a non-exclusive, non-transferable, terminable, sub-licensable, worldwide, limited license to distribute the Licensed Data for each Purpose set forth herein.
For the avoidance of doubt, the foregoing license does not permit Subscriber to sell or otherwise distribute any historical data, including any real time or delayed data stored by Subscriber or delivered by Tradeweb, unless otherwise agreed in writing by the Parties.

Purpose:
Distribute Licensed Data to Distribution Customers via:
1.Eikon or Workspace (including such currently-existing Subscriber products and services, at such time as they are migrated into Workspace) (the “Desktop Services”) (solely where the Distribution Customer’s individual end users are the recipients and users of such Licensed Data and exercise control over their receipt and use thereof through user accounts and/or credentials), solely for the Individual Use of such end users or

2.One or more Non-Desktop Services (solely where the Distribution Customer’s enterprise applications are the recipients and users of such Licensed Data), solely for the internal use of such Distribution Customers; provided that such Distribution Customers will be permitted to use the data internally, to manipulate the data and create Derived Data (for internal use only), and to distribute and redistribute insubstantial portions of Licensed Data in a non-systematic manner;
provided, that access to any Licensed Data distributed via a Desktop Service or Non-Desktop Service must be set up with a Permissionable Entity code in Subscriber’s systems (a “PE Code”) to control fee-liable entitlements for the Licensed Data.
As used above, “Individual Use” means, with respect to an individual end user of a Distribution Customer:
(a)view, use and copy (download and/or print) Licensed Data for such end user’s individual internal use;
(b)modify the Licensed Data, and create Derived Data thereof, solely for such end user’s individual internal use;
(c)distribute and redistribute insubstantial portions of Licensed Data and/or Derived Data thereof in a non-systematic manner; and
(d)distribute Licensed Data to other end users of the same Distribution Customer who have a subscription from Subscriber to view the same Licensed Data.
As used above, “Non-Desktop Services” means, the following services offered by Subscriber and its Affiliates as of the date hereof (except as specified below):
1.Real time data feeds
2.Datascope (non-real-time data)
3.Tick History
4.IFR News Platform (limited to periodic news/reporting containing insubstantial portions of the Licensed Data)
The Parties acknowledge and agree that each Desktop Service or Non-Desktop Service also includes (i) the renaming or rebranding of such service, from time to time, by Subscriber and its Affiliates in their discretion and (ii) modifications, changes, extensions, evolutions, updates, upgrades, new generations, and/or replacements of such service that do not (individually or in the aggregate) (x) materially alter or expand the functionality of such service or (y) otherwise alter such service to such a degree that it creates a new product/service.
Any additional purposes for which Subscriber wishes to use or redistribute the Licensed Data shall be subject to a new (or amended) Data Schedule mutually agreed in writing and executed by Tradeweb and Subscriber.

License Period:
Initial License Period: November 1, 2025 – October 31, 2028
Automatic Extension Periods: The Initial License Period shall automatically renew for up to two additional successive two-year periods (each, an “Automatic Extension Period”) unless one Party provides written notice to the other Party that it does not wish to automatically extend, on or before the day that is one hundred and eighty (180) days prior to the expiration of the Initial License Period or the first Automatic Extension Period, as applicable (inclusive of the final day of such license period).
Transition Period: Following the Initial License Period or any Automatic Extension Period, if applicable, if the then-current licensing period is not automatically renewing and the Parties have not entered into a written renewal (in any form as may be so agreed), then upon the notice of either Party to the other Party, the terms and conditions of this Data Schedule shall continue in full force and effect for an additional twelve (12) months following the date of expiration of the then-current licensing period (the “Transition Period”) to allow for an orderly transition of the market data distribution arrangements contemplated under this Data Schedule.
For avoidance of doubt, each Automatic Extension Period and the Transition Period, if applicable, shall be considered part of the “License Period” for purposes of the Master Agreement and this Data Schedule.

Delivery:	In the same manner the Licensed Data is delivered immediately prior to the Amendment Date or as mutually agreed among the Parties.
Fees:
During the Initial License Period, any Automatic Extension Period and the Transition Period (as applicable), with respect to the specific data listed on Exhibit A, Subscriber shall pay to Tradeweb the percentage specified on Exhibit A of the gross revenue Subscriber directly generates from the distribution of the Licensed Data to Distribution Customers by means of the Desktop Products or Non-Desktop Products.
Any Fees shall be payable quarterly in arrears within thirty (30) days following receipt of an invoice therefor in accordance with Section 7 of the Master Agreement. For purposes of calculating any applicable revenue share payable by Subscriber and set forth herein, the gross revenue Subscriber and its Affiliates directly generate from the distribution of the Licensed Data to a third Person shall be deemed to be the greater of (x) Tradeweb’s listed price for the relevant Licensed Data and (y) the actual fees charged to such Person by Subscriber.

Usage Reporting:
No later than thirty (30) days after last day of each calendar month of the License Period including, with respect to Desktop Services and Non-Desktop Services distribution, the name of each individual end user who was permissioned to access a respective PE Code in such month, the Distribution Customer for that end user, the access source (i.e., Eikon, Workspace or other Refinitiv service), and the gross fees charged to individual end user for each PE Code entitled data product. Such Usage Reporting shall be delivered to Tradeweb in csv or excel file format by email at the following address: [***].

[signature page follows]

The Parties have caused this Data Schedule to be executed by their respective duly authorized representatives with effect as of the date of Tradeweb’s signature below.

REFINITIV US LLC	TRADEWEB MARKETS LLC

By: /s/ Kerry Baker Relf	By: /s/ Douglas Friedman
Name: Kerry Baker Relf	Name: Doug Friedman
Title: Group Director	Title: Chief Legal Officer
Date: December 31, 2025	Date: December 31, 2025

Exhibit A

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

AMENDED AND RESTATED
TRADEWEB DATA SCHEDULE 5 – MARKS FILE AND MD SERVER DATA SERVICE
TO THE TRADEWEB MASTER DATA LICENSE AGREEMENT

The undersigned Subscriber is hereby subscribing to the Data Service set forth below on the terms and conditions set forth in this Amended and Restated Tradeweb Data Schedule (this “Data Schedule”), which is subject to and made a part of the Tradeweb Master Data License Agreement specified below (as amended, the “Master Agreement”). Capitalized terms used but not otherwise defined in this Data Schedule have the meanings given to them in the Master Agreement.

Amendment and Restatement:
This Data Schedule shall amend and restate in its entirety the “Tradeweb Data Schedule 5 – Marks File and MD Server Data Service” dated as of November 1, 2023 (“2023 Data Schedule 5”), and the terms thereof are hereby replaced and superseded by the terms herein effective as of November 1, 2025 (the “Amendment Date”).
The Parties hereby acknowledge that while this Data Schedule is effective as of the Amendment Date, it is being signed as of a later date (such later date being when this Data Schedule was fully executed by both Parties hereto, the “Signature Date”) and that the 2023 Data Schedule 5 entered into a “Transition Period” (as defined therein) for the period from November 1, 2025 through the Signature Date (the “Prior Transition Period”). As such, while this Data Schedule by its terms supersedes any terms, rights and obligations that were in effect during the Prior Transition Period, the Parties hereby acknowledge and agree that notwithstanding anything to the contrary herein, no party shall be in breach of this Data Schedule or have any liability hereunder for actions or omissions occurring during the Prior Transition Period if those actions or omissions were otherwise permitted under the 2023 Data Schedule 5. The Parties further agree that Subscriber shall have no liability for failure to make any payment due with respect to the Prior Transition Period pursuant to the 2023 Data Schedule 5 (it being understood that any such payments shall be made in accordance with this Data Schedule).

Subscriber:	As defined in Section 1.2 of the Master Agreement.
Data Service:
MD Server and Marks Market File Set
Tradeweb shall, and shall cause its Affiliates to, provide Licensed Data via Tradeweb’s server (the “MD Server” and files from https://md-us.tradeweb.com/marks) to certain customers of Subscriber during the Service Period, as requested by Subscriber.
Tradeweb shall, and shall cause its Affiliates to: (i) use commercially reasonable efforts to assist Subscriber in migrating such customers from the existing Tradeweb infrastructure to Subscriber infrastructure and, where applicable, from legacy Tradeweb contracts to Subscriber contracts; and (ii) promptly upon request by Subscriber, cease to provide Licensed Data via such Tradeweb infrastructure to any such customer of Subscriber as notified (including via email) to Tradeweb by Subscriber; provided, that where applicable, prior to terminating access to the relevant Licensed Data, Tradeweb and Subscriber shall work together in good faith to resolve any issues relating to such customer, including, but not limited to, providing such customer with a cure period consistent with such customer’s contract with Subscriber.

Master Agreement:
The Tradeweb Master Data License Agreement dated November 1, 2023 between Tradeweb Markets LLC (“Tradeweb”) and the undersigned Subscriber (each of Tradeweb and the Subscriber, a “Party” and together, the “Parties”), as amended from time to time.

Service Period:
Initial Service Period: November 1, 2025 – October 31, 2028
Automatic Extension Periods: The Initial Service Period shall automatically renew for up to two additional successive two-year periods (each, an “Automatic Extension Period”) unless one Party provides written notice to the other Party that it does not wish to automatically extend, on or before the day that is one hundred and eighty (180) days prior to the expiration of the Initial Service Period on the first Automatic Extension Period, as applicable (inclusive of the final day of such license period).
Transition Period: Following the Initial Service Period or any Automatic Extension Period, if applicable, if the then-current licensing period is not automatically renewing and the Parties have not entered into a written renewal (in any form as may be so agreed), then upon the notice of either Party to the other Party, the terms and conditions of this Data Schedule shall continue in full force and effect for an additional twelve (12) months following the date of expiration of the then-current service period (the “Transition Period”) to allow for an orderly transition of the market data distribution arrangements contemplated under this Data Schedule.
For avoidance of doubt, the Initial Service Period, each Automatic Extension Period and the Transition Period, if applicable, shall be considered part of the “License Period” for purposes of the Master Agreement and this Data Schedule.

Fees:
Included in the Annual License Fee (as defined in the Amended and Restated Data Schedule 1 of the Master Agreement dated as of the date hereof, as may be amended from time to time, “Data Schedule 1”).
Notwithstanding anything to the contrary herein, in the event of a termination of Data Schedule 1 at any time for any reason, Tradeweb shall have the right to terminate this Data Schedule upon notice to Subscriber.

[signature page follows]

The Parties have caused this Data Schedule to be executed by their respective duly authorized representatives with effect as of the date of Tradeweb’s signature below.

REFINITIV US LLC	TRADEWEB MARKETS LLC

By: /s/ Kerry Baker Relf	By: /s/ Douglas Friedman
Name: Kerry Baker Relf	Name: Doug Friedman
Title: Group Director	Title: Chief Legal Officer
Date: December 31, 2025	Date: December 31, 2025